Exhibit 99.1

Crawford & Company®

5335 Triangle Parkway

Peachtree Corners, GA 30092

FOR IMMEDIATE RELEASE

CRAWFORD & COMPANY REPORTS 2021 FOURTH QUARTER AND FULL YEAR RESULTS

DOUBLE DIGIT REVENUE GROWTH IN QUARTER AND YEAR

ATLANTA, (March 14, 2022) -- Crawford & Company® (NYSE: CRD-A and CRD-B), the world’s largest publicly listed independent provider of claims management and outsourcing solutions to carriers, brokers and corporations, today announced its financial results for the fourth quarter ended December 31, 2021.

The Company’s two classes of stock are substantially identical, except with respect to voting rights and the Company’s ability to pay greater cash dividends on the non-voting Class A Common Stock (CRD-A) than on the voting Class B Common Stock (CRD-B), subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of CRD-A must receive the same type and amount of consideration as holders of CRD-B, unless different consideration is approved by the holders of 75% of CRD-A, voting as a class.

GAAP Consolidated Results

Fourth Quarter 2021

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Revenues before reimbursements of $292.9 million, up 14% over $257.4 million for the 2020 fourth quarter
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Net income attributable to shareholders of $1.7 million, compared with $9.4 million in the same period last year
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Diluted earnings per share of $0.03 for both CRD-A and CRD-B, compared with $0.18 for both CRD-A for CRD-B in the prior year fourth quarter

Non-GAAP Consolidated Results

Fourth Quarter 2021

Foreign currency exchange rates increased revenues before reimbursements by $3.0 million or 1%. Presented on a constant dollar basis to the prior year, revenues before reimbursements totaled $289.9 million, increasing 13% over $257.4 million for the 2020 fourth quarter.

Non-GAAP consolidated results for 2021 exclude the non-cash after-tax amortization of intangible assets of $2.0 million. Non-GAAP consolidated results for 2020 exclude a similar adjustment for amortization of intangible assets of $1.9 million, restructuring and other costs of $1.7 million, and the income tax impact of the first quarter 2020 goodwill impairment of $0.9 million, as explained further on page 4.

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Net income attributable to shareholders, on a non-GAAP basis, totaled $3.6 million in the 2021 fourth quarter, compared with $13.9 million in the same period last year
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Diluted earnings per share, on a non-GAAP basis, totaled $0.07 for both CRD-A and CRD-B in the 2021 fourth quarter, compared with $0.27 for both CRD-A and CRD-B in the prior year fourth quarter
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Consolidated adjusted operating earnings, on a non-GAAP basis, were $9.1 million, or 3.1% of revenues before reimbursements in the 2021 fourth quarter, compared with $18.5 million, or 7.2% of revenues, in the 2020 fourth quarter

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Consolidated adjusted EBITDA, a non-GAAP financial measure, was $17.6 million, or 6.0% of revenues before reimbursements in the 2021 fourth quarter, compared with $27.5 million, or 10.7% of revenues, in the 2020 fourth quarter

GAAP Consolidated Results

Full Year 2021

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Revenues before reimbursements of $1.102 billion in 2021, up 12% over $982.5 million for 2020
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Net income attributable to shareholders of $30.7 million, compared to $28.3 million in 2020
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Diluted earnings per share of $0.57 for both CRD-A and CRD-B, compared with $0.54 for CRD-A and $0.52 for CRD-B in 2020

Non-GAAP Consolidated Results

Full Year 2021

Foreign currency exchange rates increased revenues before reimbursements by $29.9 million or 3%. Presented on a constant dollar basis to the prior year, revenues before reimbursements totaled $1.072 billion, increasing 9% over $982.5 million for 2020.

Non-GAAP consolidated results for 2021 exclude the non-cash after-tax amortization of intangible assets of $8.3 million. Non-GAAP consolidated results for 2020 exclude a similar adjustment for amortization of intangible assets of $8.7 million, restructuring and other costs of $4.9 million, goodwill impairment of $14.2 million, and gain on disposition of businesses of $10.8 million.

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Net income attributable to shareholders, on a non-GAAP basis, totaled $39.0 million in 2021, compared with $45.4 million in 2020
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Diluted earnings per share, on a non-GAAP basis, totaled $0.72 for both CRD-A and CRD-B in 2021, compared with $0.86 for CRD-A and $0.84 for CRD-B in the prior year
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Consolidated adjusted operating earnings, on a non-GAAP basis, were $62.5 million, or 5.7% of revenues before reimbursements in 2021, compared with $71.8 million, or 7.3% of revenues, in 2020
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Consolidated adjusted EBITDA, a non-GAAP financial measure, was $98.3 million, or 8.9% of revenues before reimbursements in 2021, compared with $104.8 million, or 10.7% of revenues, in 2020

Management Comments

“Crawford delivered record revenue in 2021, excluding our previously held GCG business, driven by U.S.-led strength across the business. In Platform Solutions, our focused efforts to scale our offerings resulted in deeper relationships with top-5 carriers, while our Loss Adjusting and TPA segments benefitted from recovering economic activity in the U.S. In contrast, outside of the U.S. we experienced continued headwinds, namely a benign claims environment and fewer wage subsidies in Canada, delayed travel and hospitality recovery in Europe, increased competition for talent in Asia and pressure in one of our U.K. businesses. We believe our margin headwinds are temporary and our exceptional top-line results underscore the efficacy of our growth strategy, the strength of our global service lines, and most importantly, the relentless dedication and commitment of our employees,” commented Mr. Rohit Verma, chief executive officer of Crawford & Company.

“Throughout the year, we continued to execute our disciplined capital deployment strategy, which included the completion of three acquisitions, opportunistically repurchasing shares, and re-investment in the core business, while at the same time maintaining our strong balance sheet. Carrying forward this positive momentum, we remain keenly focused on our pursuit of restoring and enhancing lives, businesses and communities, and are confident our growth trajectory will deliver value creation for our shareholders,” concluded Mr. Verma.

Segment Results for the Fourth Quarter and Full Year

Crawford Loss Adjusting

Crawford Loss Adjusting revenues before reimbursements were $123.1 million in the fourth quarter of 2021, increasing 10.5% from $111.4 million in the fourth quarter of 2020. Absent foreign currency rate benefits of $2.1 million, fourth quarter 2021 revenues would have been $121.0 million.

The segment had operating earnings of $4.9 million in the 2021 fourth quarter decreasing from $16.3 million in the fourth quarter of 2020. The operating margin was 4.0% in the 2021 quarter and 14.6% in the 2020 quarter.

Crawford Loss Adjusting revenues before reimbursements were $475.6 million in 2021, increasing 8.5% from $438.5 million in 2020. Absent foreign currency rate benefits of $21.1 million, 2021 revenues would have been $454.5 million.

The segment had operating earnings of $23.0 million in 2021 decreasing from $41.1 million in 2020. The operating margin was 4.8% in 2021 and 9.4% in 2020.

Crawford Platform Solutions

Crawford Platform Solution revenues before reimbursements were $70.6 million in the fourth quarter of 2021, up 40.7% from $50.2 million in the same period of 2020. Absent foreign exchange rate benefits of $0.3 million, revenues would have been $70.4 million for the 2021 fourth quarter.

Operating earnings were $10.4 million in the 2021 fourth quarter, increasing from $6.7 million in the 2020 period. The segment’s operating margin for the 2021 quarter was 14.7% as compared with 13.4% in the 2020 quarter.

Crawford Platform Solution revenues before reimbursements were $228.5 million in 2021, up 32.4% from $172.6 million in 2020. Absent foreign exchange rate benefits of $1.9 million, revenues would have been $226.6 million for 2021.

Operating earnings were $36.3 million in 2021, increasing from $27.7 million in the 2020 period. The segment’s operating margin for 2021 was 15.9% as compared with 16.0% in 2020.

Crawford TPA Solutions

Crawford TPA Solutions segment revenues before reimbursements were $99.1 million in the 2021 fourth quarter, increasing 3.5% from $95.8 million in the 2020 fourth quarter. Absent foreign currency rate benefits of $0.6 million, fourth quarter 2021 revenues would have been $98.6 million.

Crawford TPA Solutions recorded operating earnings of $3.1 million in the fourth quarter of 2021, representing an operating margin of 3.1%, decreasing from $6.8 million, or 7.1% of revenues, in the 2020 fourth quarter.

Crawford TPA Solutions segment revenues before reimbursements were $398.0 million in 2021, increasing 7.2% from $371.4 million in 2020. Absent foreign currency rate benefits of $6.8 million, 2021 revenues would have been $391.1 million.

Crawford TPA Solutions recorded operating earnings of $17.6 million in 2021, representing an operating margin of 4.4%, decreasing from $20.5 million, or 5.5% of revenues, in 2020.

Unallocated Corporate and Shared Costs and Credits, Net

Unallocated corporate costs were $9.3 million in the fourth quarter of 2021, compared with $11.2 million in the same period of 2020. The decrease for the three months ended December 31, 2021 was primarily due to a $2.6 million decrease in self-insured expenses, $2.1 million lower pension expense, incentive compensation and other unallocated costs, partially offset by a $2.8 million reduction in the unallocated portion of the Canada Emergency Wage Subsidy ("CEWS") benefits, compared with 2020.

For the full year, unallocated corporate costs were $14.4 million in 2021, compared with $17.4 million in 2020. The decrease for 2021 was primarily due to a $2.3 million decrease in self-insurance and related legal costs, $5.0 million in severance and other transition costs in 2020 that were not present in 2021, and a $2.7 million decrease in pension expense, partially offset by a $3.6 million lower credit from CEWS, and a $3.4 million increase in other unallocated costs.

During the fourth quarter, the Company recognized no benefit from CEWS as compared with an overall benefit of $4.8 million in the 2020 fourth quarter. For the year, the Company recognized a $5.9 million benefit from CEWS in 2021 as compared with $13.8 million in 2020.

Income Tax Impact of First Quarter 2020 Goodwill Impairment

The Company recognized a non-cash goodwill impairment in the 2020 first quarter, totaling $17.7 million, or $14.2 million after tax. Due to the non-discrete income tax treatment of the goodwill impairment, the initial income tax benefit related to the impairment normalized during the year, resulting in a lower full year income tax benefit. During the 2020 fourth quarter, the impact of this treatment decreased the income tax benefit by $0.9 million. There was no goodwill impairment in 2021.

Business Acquisitions and Dispositions

On October 1, 2021, the Company acquired 100% of Praxis Consulting, Inc., an established subrogation claims service provider in the U.S. This acquisition allows the Company to expand its footprint in the U.S. subrogation claims market. The purchase price includes an initial cash consideration of $21.5 million, working capital adjustment payable of $0.7 million, a deferred payment of $20.0 million in February 2022, and a maximum $10.0 million payable based on achieving certain revenue performance goals in 2023 and 2024, as defined in the purchase agreement.

On October 4, 2021, the Company acquired BosBoon Expertise Group B.V. ("BosBoon"), a Netherlands-based specialist loss adjusting company. BosBoon offers a specialist range of loss adjusting services which will be added to the existing Crawford Global Technical Services proposition in the Netherlands. The purchase price includes an initial cash consideration of $2.1 million, before working capital adjustment, and a maximum of $1.9 million payable over the next two years based on achieving certain financial and nonfinancial goals, as defined in the purchase agreement.

Subsequent Events

Segment Realignment

In connection with the realignment of management responsibilities on January 1, 2022, the Company has realigned its operating segments by moving to a geographic reporting structure consisting of North America Loss Adjusting, International Operations, Broadspire, and Platform Solutions. The Company's revised reportable segments are comprised of the following:

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North America Loss Adjusting, which services the North American property and casualty market. This is comprised of the previously reported Crawford Loss Adjusting segment in the U.S. and Canada, including Global Technical Services and edjuster. The Canadian operations will include all operations within that country, including those previously reported within the Crawford TPA Solutions and Crawford Platform Solutions segments.
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International Operations, which services the global property and casualty market outside North America. This is comprised of the previously reported Crawford Loss Adjusting segment outside of North America, including Crawford Legal Services which was previously within the Crawford TPA Solutions segment. The International Operations will include all operations within the respective countries, including those previously reported within the Crawford TPA Solutions and Crawford Platform Solutions segments.
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Broadspire, which provides third party administration for workers' compensation, auto and liability, disability absence management, medical management, and accident and health to corporations, brokers and insurers in the U.S.
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Platform Solutions, which consists of Contractor Connection, Networks, and Subrogation service lines in the U.S. The Networks service line includes Catastrophe operations and WeGoLook.

The succeeding interim and annual periods will disclose the reportable segments under the new basis with prior periods restated to reflect the change.

Asset Disposal

The Company sold its Canadian head office building in Kitchener, Ontario Canada in the first quarter of 2022 for $3.1 million and expects to recognize an estimated pretax gain on disposal of $1.8 million.

Share Repurchase Authorization

On February 10, 2022, the Company's Board of Directors authorized the addition of 5,000,000 shares of CRD-A or CRD-B (or a combination of the two) to its 2021 Repurchase Authorization which had a remaining authorization to purchase 413,317 shares at December 31, 2021. Under the repurchase program, repurchases may be made through December 31, 2023 in the open market or privately negotiated transactions at such times and for such prices as management deems appropriate, subject to applicable regulatory guidelines. The new authorization does not obligate Crawford to acquire any stock, and purchases may be commenced or suspended at any time based on market conditions and other factors that the Company deems appropriate.

COVID-19

The Company has experienced continued recovery from the negative economic impact of COVID-19 in 2021, particularly in the U.S., compared with the significant reductions experienced in the prior year, where revenues were down in the range of $45.0 to $55.0 million. Due to ongoing negative impacts in multiple regions, it is uncertain whether such recovery can be sustained and continue. The economic impact from COVID-19 could have a material impact to our results of operations, financial condition, and cash flows in one or more future quarters. In addition, it is possible that changes in economic conditions and steps taken by international, federal, state and/or local governments in response to COVID-19 could have negative impacts, including labor shortages which could increase compensation costs and other expenses, unless mitigated by government assistance programs to corporations.

Balance Sheet and Cash Flow

The Company’s consolidated cash and cash equivalents position as of December 31, 2021, totaled $53.2 million, compared with $44.7 million at December 31, 2020. The Company’s total debt outstanding as of December 31, 2021, totaled $175.0 million, compared with $113.6 million at December 31, 2020.

The Company’s operations provided $54.3 million of cash during 2021, compared with $93.2 million in 2020. The decrease in cash provided by operating activities was primarily due to a $16.8 million increase in change in billed and unbilled accounts receivable, a $19.5 million change in payroll tax payments under the CARES Act, and an increase in income tax payments.

The Company made $9.0 million in contributions to its U.S. defined benefit pension plan and $0.7 million to its U.K. plans for 2021, compared with $9.0 million in contributions to the U.S. plan and $0.5 million to the U.K. plans in 2020.

During 2021, the Company repurchased 530,598 shares of CRD-A and 1,698,182 shares of CRD-B at an average per share cost of $9.63 and $8.26, respectively. The total cost of share repurchases during 2021 was $19.1 million.

Conference Call

As previously announced, Crawford & Company will host a conference call on March 15, 2022, at 8:30 a.m. Eastern Time to discuss its fourth quarter 2021 results. The conference call can be accessed live by dialing 1-833-900-2283 and using Conference ID 4285212. A presentation for tomorrow’s call can also be found on the investor relations portion of the Company’s website, https://ir.crawco.com. The call will be recorded and available for replay through April 15, 2022. You may dial 1-800-585-8367 to listen to the replay.

Non-GAAP Presentation

In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under U.S. generally accepted accounting principles (“GAAP”), these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of operations.

Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs, but before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, goodwill impairment, restructuring costs, gain on disposition of businesses, income taxes and net income or loss attributable to noncontrolling interests and redeemable noncontrolling interests.

Adjusted EBITDA is not a term defined by GAAP and as a result our measure of adjusted EBITDA might not be comparable to similarly titled measures used by other companies. However, adjusted EBITDA is used by management to evaluate, assess and benchmark our operational results. The Company believes that adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties. Adjusted EBITDA is defined as net income attributable to shareholders of the Company with recurring adjustments for depreciation and amortization, net corporate interest expense, income taxes and stock-based compensation expense. Additionally, adjustments for non-recurring expenses for goodwill impairment, restructuring costs and gain on disposition of business have been included in the calculation of adjusted EBITDA.

Unallocated corporate and shared costs and credits include expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, defined benefit pension costs or credits for our frozen U.S. pension plan, certain unallocated professional fees and certain self-insurance costs and recoveries that are not allocated to our individual operating segments.

Income taxes, net corporate interest expense, stock option expense and amortization of customer-relationship intangible assets are recurring components of our net income, but they are not considered part of our segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services and vary significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors, affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings to better assess the results of each segment's operating activities on a consistent basis.

A significant portion of our operations are international. These international operations subject us to foreign exchange fluctuations. The following table illustrates revenue as a percentage of total revenue for the major currencies of the geographic areas that Crawford does business:

		Three Months Ended				Year Ended
(in thousands)		December 31, 2021		December 31, 2020		December 31, 2021		December 31, 2020
Geographic Area	Currency	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total
U.S.	USD	$182,115	62.2%	$151,765	59.0%	$658,785	59.8%	$570,820	58.1%
U.K.	GBP	32,396	11.1%	33,665	13.1%	134,663	12.2%	128,674	13.1%
Canada	CAD	22,336	7.6%	20,823	8.1%	84,945	7.7%	89,162	9.1%
Australia	AUD	26,221	9.0%	22,179	8.6%	105,633	9.6%	80,589	8.2%
Europe	EUR	12,721	4.3%	13,985	5.4%	54,136	4.9%	54,122	5.5%
Rest of World	Various	17,105	5.8%	15,004	5.8%	63,870	5.8%	59,125	6.0%
Total Revenues, before reimbursements		$292,894	100.0%	$257,421	100.0%	$1,102,032	100.0%	$982,492	100.0%

Following is a reconciliation of segment and consolidated operating earnings to net income attributable to shareholders of Crawford & Company on a GAAP basis:

	Three Months Ended		Year Ended
(in thousands)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Operating earnings:
Crawford Loss Adjusting	$4,866	$16,250	$22,990	$41,104
Crawford Platform Solutions	10,397	6,711	36,334	27,650
Crawford TPA Solutions	3,102	6,799	17,567	20,507
Unallocated corporate and shared costs, net	(9,305)	(11,241)	(14,386)	(17,431)
Consolidated operating earnings	9,060	18,519	62,505	71,830
(Deduct) add:
Net corporate interest expense	(2,116)	(1,648)	(6,559)	(7,923)
Stock option expense	(353)	(89)	(1,053)	(1,122)
Amortization expense	(2,603)	(2,500)	(11,029)	(11,653)
Goodwill impairment	—	—	—	(17,674)
Restructuring and other costs, net	—	(2,419)	—	(8,133)
Gain on disposition of businesses, net	—	—	—	13,763
Income tax provision	(2,389)	(2,459)	(13,316)	(12,013)
Net loss (income) attributable to noncontrolling interests and redeemable noncontrolling interests	54	(3)	144	1,221
Net income attributable to shareholders of Crawford & Company	$1,653	$9,401	$30,692	$28,296

Following is a reconciliation of net income attributable to shareholders of Crawford & Company on a GAAP basis to non-GAAP adjusted EBITDA:

	Three Months Ended		Year Ended
(in thousands)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net income attributable to shareholders of Crawford & Company	$1,653	$9,401	$30,692	$28,296
Add (Deduct):
Depreciation and amortization	9,408	9,961	40,176	40,111
Stock-based compensation	2,021	1,652	7,585	4,384
Net corporate interest expense	2,116	1,648	6,559	7,923
Goodwill impairment	—	—	—	17,674
Restructuring and other costs, net	—	2,419	—	8,133
Gain on disposition of businesses, net	—	—	—	(13,763)
Income tax provision	2,389	2,459	13,316	12,013
Non-GAAP adjusted EBITDA	$17,587	$27,540	$98,328	$104,771

Following is a reconciliation of operating cash flow to free cash flow for the twelve months ended December 31, 2021 and 2020:

Twelve Months Ended
(in thousands)	December 31, 2021	December 31, 2020	Change
Net Cash Provided by Operating Activities	$54,321	$93,178	$(38,857)
Less:
Property & Equipment Purchases, net	(9,225)	(14,226)	5,001
Capitalized Software (internal and external costs)	(21,729)	(23,154)	1,425
Free Cash Flow	$23,367	$55,798	$(32,431)

Following are the reconciliations of GAAP Revenue, Operating Earnings, Pretax Earnings, Net Income and Earnings Per Share to related non-GAAP Adjusted figures, which reflect 2021 before amortization of intangible assets, and for 2020 exclude the amortization of intangible assets, goodwill impairment, gain on disposition of businesses and restructuring costs:

Three Months Ended December 31, 2021
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$292,894	$9,060	$3,988	$1,653	$0.03	$0.03
Adjustments:
Amortization of intangible assets	—	—	2,603	1,952	0.04	0.04
Non-GAAP Adjusted	$292,894	$9,060	$6,591	$3,605	$0.07	$0.07

Three Months Ended December 31, 2020
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax earnings	Net income attributable to Crawford & Company(1)	Diluted earnings per CRD-A share(1)	Diluted earnings per CRD-B share(1)
GAAP	$257,421	$18,519	$11,863	$9,401	$0.18	$0.18
Adjustments:
Amortization of intangible assets	—	—	2,500	1,875	0.04	0.04
Income tax impact of first quarter goodwill impairment	—	—	—	935	0.02	0.02
Restructuring and other costs, net	—	—	2,419	1,664	0.03	0.03
Non-GAAP Adjusted	$257,421	$18,519	$16,782	$13,875	$0.27	$0.27

Year Ended December 31, 2021
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax income	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$1,102,032	$62,505	$43,864	$30,692	$0.57	$0.57
Adjustments:
Amortization of intangible assets	—	—	11,029	8,272	0.15	0.15
Non-GAAP Adjusted	$1,102,032	$62,505	$54,893	$38,964	$0.72	$0.72

Year Ended December 31, 2020
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax earnings	Net income attributable to Crawford & Company(2)	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$982,492	$71,830	$39,088	$28,296	$0.54	$0.52
Adjustments:
Goodwill impairment	—	—	17,674	14,209	0.27	0.27
Restructuring and other costs, net	—	—	8,133	4,927	0.09	0.09
Gain on disposition of businesses, net	—	—	(13,763)	(10,807)	(0.20)	(0.20)
Amortization of intangible assets	—	—	11,653	8,740	0.16	0.16
Non-GAAP Adjusted	$982,492	$71,830	$62,785	$45,365	$0.86	$0.84

(1) The income tax impact of goodwill impairment was based on the estimated annual effective income tax rate. Due to the non-discrete income tax treatment of the first quarter 2020 goodwill impairment, the income tax benefit normalized as income was earned during the remainder of the year, resulting in a lower full year income tax benefit during 2020.

Following is information regarding the weighted average shares used in the computation of basic and diluted earnings per share:

	Three Months Ended		Year Ended
(in thousands)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Weighted-Average Shares Used to Compute Basic Earnings Per Share:
Class A Common Stock	30,681	30,692	30,760	30,605
Class B Common Stock	21,640	22,510	22,237	22,527
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	31,249	30,981	31,743	30,857
Class B Common Stock	21,640	22,510	22,237	22,527

Further information regarding the Company’s operating results for the quarter and twelve months ended December 31, 2021, financial position as of December 31, 2021, and cash flows for the twelve months ended December 31, 2021 is shown on the attached unaudited condensed consolidated financial statements.

About Crawford & Company

Based in Atlanta, Crawford & Company (NYSE: CRD-A and CRD-B) is the world's largest publicly listed independent provider of claims management and outsourcing solutions to carriers, brokers and corporations with an expansive global network serving clients in more than 70 countries. The Company’s shares are traded on the NYSE under the symbols CRD-A and CRD-B. The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the non-voting Class A Common Stock than on the voting Class B Common Stock, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of Class A Common Stock must receive the same type and amount of consideration as holders of Class B Common Stock, unless different consideration is approved by the holders of 75% of the Class A Common Stock, voting as a class. More information is available at www.crawco.com.

Earnings per share may be different between CRD-A and CRD-B due to the payment of a higher per share dividend on CRD-A than CRD-B, and the impact that has on the earnings per share calculation according to generally accepted accounting principles.

TAG: Crawford-Financial, Crawford-Investor-News-and-Events

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawco.com.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended December 31,	2021	2020	% Change

Revenues:
Revenues Before Reimbursements	$292,894	$257,421	14%
Reimbursements	10,075	8,184	23%
Total Revenues	302,969	265,605	14%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	220,856	185,354	19%
Reimbursements	10,075	8,184	23%
Total Costs of Services	230,931	193,538	19%

Selling, General, and Administrative Expenses	66,730	55,624	20%
Corporate Interest Expense, Net	2,116	1,648	28%
Restructuring and Other Costs, Net	-	2,419	nm
Total Costs and Expenses	299,777	253,229	18%

Other Income (Expense), Net	796	(513)	nm

Income Before Income Taxes	3,988	11,863	(66)%
Provision for Income Taxes	2,389	2,459	(3)%

Net Income	1,599	9,404	(83)%

Net Loss (Income) Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	54	(3)	nm

Net Income Attributable to Shareholders of Crawford & Company	$1,653	$9,401	(82)%

Earnings Per Share - Basic:
Class A Common Stock	$0.03	$0.18	(83)%
Class B Common Stock	$0.03	$0.18	(83)%

Earnings Per Share - Diluted:
Class A Common Stock	$0.03	$0.18	(83)%
Class B Common Stock	$0.03	$0.18	(83)%

Cash Dividends Per Share:
Class A Common Stock	$0.06	$0.05	20%
Class B Common Stock	$0.06	$0.05	20%

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts and Percentages)

Year Ended December 31,	2021	2020	% Change

Revenues:
Revenues Before Reimbursements	$1,102,032	$982,492	12%
Reimbursements	37,199	33,703	10%
Total Revenues	1,139,231	1,016,195	12%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	810,231	703,617	15%
Reimbursements	37,199	33,703	10%
Total Costs of Services	847,430	737,320	15%

Selling, General, and Administrative Expenses	244,850	218,952	12%
Corporate Interest Expense, Net	6,559	7,923	(17)%
Goodwill Impairment	-	17,674	nm
Restructuring and Other Costs, Net	-	8,133	nm
Gain on Disposition of Businesses, Net	-	(13,763)	nm
Total Costs and Expenses	1,098,839	976,239	13%

Other Income (Expense), Net	3,472	(868)	nm

Income Before Income Taxes	43,864	39,088	12%
Provision for Income Taxes	13,316	12,013	11%

Net Income	30,548	27,075	13%

Net Loss Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	144	1,221	(88)%

Net Income Attributable to Shareholders of Crawford & Company	$30,692	$28,296	8%

Earnings Per Share - Basic:
Class A Common Stock	$0.58	$0.54	7%
Class B Common Stock	$0.58	$0.52	12%

Earnings Per Share - Diluted:
Class A Common Stock	$0.57	$0.54	6%
Class B Common Stock	$0.57	$0.52	10%

Cash Dividends Per Share:
Class A Common Stock	$0.24	$0.19	26%
Class B Common Stock	$0.24	$0.17	41%

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

As of December 31, 2021 and December 31, 2020

Unaudited

(In Thousands, Except Par Values)

	December 31,	December 31,
	2021	2020
ASSETS

Current Assets:
Cash and Cash Equivalents	$53,228	$44,656
Accounts Receivable, Net	134,458	123,060
Unbilled Revenues, at Estimated Billable Amounts	118,722	103,528
Income Taxes Receivable	4,936	1,269
Prepaid Expenses and Other Current Assets	34,576	29,490
Total Current Assets	345,920	302,003

Net Property and Equipment	33,721	36,402

Other Assets:
Operating Lease Right-of-Use Asset, Net	99,369	109,315
Goodwill	116,526	66,537
Intangible Assets Arising from Business Acquisitions, Net	97,571	71,176
Capitalized Software Costs, Net	75,802	71,021
Deferred Income Tax Assets	21,266	25,595
Other Noncurrent Assets	62,464	70,935
Total Other Assets	472,998	414,579

Total Assets	$852,639	$752,984

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$10,704	$1,837
Accounts Payable	48,470	41,544
Accrued Compensation and Related Costs	96,018	81,848
Self-Insured Risks	13,222	11,390
Income Taxes Payable	1,200	5,822
Operating Lease Liability	25,238	32,745
Other Accrued Liabilities	76,884	40,375
Deferred Revenues	32,119	27,233
Total Current Liabilities	303,855	242,794

Noncurrent Liabilities:
Long-Term Debt and Finance Leases, Less Current Installments	164,315	111,758
Operating Lease Liability	88,408	93,228
Deferred Revenues	23,786	24,136
Accrued Pension Liabilities	17,892	53,886
Other Noncurrent Liabilities	42,986	40,254
Total Noncurrent Liabilities	337,387	323,262

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	30,996	30,847
Class B Common Stock, $1.00 Par Value	20,812	22,510
Additional Paid-in Capital	74,229	67,193
Retained Earnings	266,369	265,245
Accumulated Other Comprehensive Loss	(180,441)	(198,856)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	211,965	186,939
Noncontrolling Interests	(568)	(11)
Total Shareholders’ Investment	211,397	186,928

Total Liabilities and Shareholders’ Investment	$852,639	$752,984

CRAWFORD & COMPANY

SUMMARY RESULTS BY OPERATING SEGMENT WITH DIRECT COMPENSATION AND OTHER EXPENSES

Unaudited

(In Thousands, Except Percentages)

Three Months Ended December 31,

	Crawford Loss Adjusting		%	Crawford Platform Solutions		%	Crawford TPA Solutions		%
	2021	2020	Change	2021	2020	Change	2021	2020	Change

Revenues Before Reimbursements	$123,129	$111,397	10.5%	$70,641	$50,206	40.7%	$99,124	$95,818	3.5%

Direct Compensation, Fringe Benefits & Non-Employee Labor	85,055	67,518	26.0%	49,076	33,612	46.0%	65,437	59,139	10.6%

% of Revenues Before Reimbursements	69.1%	60.6%		69.5%	66.9%		66.0%	61.7%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	33,208	27,628	20.2%	11,168	9,883	13.0%	30,585	29,880	2.4%

% of Revenues Before Reimbursements	27.0%	24.8%		15.8%	19.7%		30.9%	31.2%

Total Operating Expenses	118,263	95,146	24.3%	60,244	43,495	38.5%	96,022	89,019	7.9%

Operating Earnings (1)	$4,866	$16,251	(70.1)%	$10,397	$6,711	54.9%	$3,102	$6,799	(54.4)%

% of Revenues Before Reimbursements	4.0%	14.6%		14.7%	13.4%		3.1%	7.1%

Twelve Months Ended December 31,

	Crawford Loss Adjusting		%	Crawford Platform Solutions		%	Crawford TPA Solutions		%
	2021	2020	Change	2021	2020	Change	2021	2020	Change

Revenues Before Reimbursements	$475,587	$438,491	8.5%	$228,481	$172,609	32.4%	$397,964	$371,392	7.2%

Direct Compensation, Fringe Benefits & Non-Employee Labor	315,158	269,817	16.8%	149,201	108,707	37.3%	256,845	234,179	9.7%

% of Revenues Before Reimbursements	66.3%	61.5%		65.3%	63.0%		64.5%	63.1%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	137,439	127,570	7.7%	42,946	36,252	18.5%	123,552	116,706	5.9%

% of Revenues Before Reimbursements	28.9%	29.1%		18.8%	21.0%		31.0%	31.4%

Total Operating Expenses	452,597	397,387	13.9%	192,147	144,959	32.6%	380,397	350,885	8.4%

Operating Earnings (1)	$22,990	$41,104	(44.1)%	$36,334	$27,650	31.4%	$17,567	$20,507	(14.3)%

% of Revenues Before Reimbursements	4.8%	9.4%		15.9%	16.0%		4.4%	5.5%

(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, goodwill impairment, restructuring costs, gain on disposition of businesses, and certain unallocated corporate and shared costs and credits. See pages 5 and 6 for additional information about segment operating earnings.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Year Ended December 31, 2021 and December 31, 2020

Unaudited

(In Thousands)

	2021	2020
Cash Flows From Operating Activities:
Net income	$30,548	$27,075
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	40,176	40,111
Goodwill impairment	—	17,674
Deferred income taxes	(2,992)	(9,005)
Stock-based compensation	7,585	4,384
Gain on disposition of businesses, net	—	(13,763)
Changes in operating assets and liabilities:
Accounts receivable, net	(5,475)	5,063
Unbilled revenues, net	(9,979)	(3,762)
Accrued or prepaid income taxes	(7,232)	9,311
Accounts payable and accrued liabilities	13,470	31,775
Deferred revenues	3,562	(1,074)
Accrued retirement costs	(15,478)	(10,790)
Prepaid expenses and other operating activities	136	(3,821)
Net cash provided by operating activities	54,321	93,178

Cash Flows From Investing Activities:
Acquisitions of property and equipment	(9,225)	(14,226)
Capitalization of computer software costs	(21,729)	(23,154)
Proceeds from settlement of life insurance policies	6,526	—
Payments for business acquisitions, net of cash acquired	(46,398)	(9,983)
Cash proceeds from disposition of businesses, net of cash disposed	—	19,968
Other investing activities	—	358
Net cash used in investing activities	(70,826)	(27,037)

Cash Flows From Financing Activities:
Cash dividends paid	(12,663)	(9,645)
Repurchases of common stock	(19,134)	(2,666)
Increases in short-term and revolving credit facility borrowings	113,312	108,142
Payments on short-term and revolving credit facility borrowings	(52,306)	(169,675)
Payments of contingent consideration on acquisitions	(1,544)	—
Other financing activities	(3,008)	(525)
Net cash provided by (used in) financing activities	24,657	(74,369)

Effects of exchange rate changes on cash and cash equivalents	881	1,082
Increase (Decrease) in cash, cash equivalents, and restricted cash(1)	9,033	(7,146)
Cash, cash equivalents, and restricted cash at beginning of year(1)	44,656	51,802
Cash, cash equivalents, and restricted cash at end of period(1)	$53,689	$44,656

(1) The 2021 amounts include beginning restricted cash of $0 at December 31, 2020, and ending restricted cash of $461,000 at December 31, 2021, which we present as part of "Prepaid expenses and other current assets" on the Balance Sheets.